Exhibit 23-26
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-161489-02) of The Detroit Edison Company of our report dated February 16, 2012 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 16, 2012